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                                                                    Exhibit 99.2

                            PRIDE INTERNATIONAL, INC.

                          NOTICE OF GUARANTEED DELIVERY
                          FOR TENDER OF ALL OUTSTANDING
                          7 3/8% SENIOR NOTES DUE 2014
                           IN EXCHANGE FOR REGISTERED
                          7 3/8% SENIOR NOTES DUE 2014

      This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Pride International, Inc. (the "Issuer") and to tender outstanding unregistered 7 3/8% Senior Notes due 2014 (the "Old Notes"), to JPMorgan Chase Bank, as exchange agent (the "Exchange Agent"), pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Issuer's prospectus dated [_______ ___], 2004 (the "Prospectus") and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this notice of guaranteed delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined in this letter have the meanings given to them in the letter of transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [________ ___], 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                  The Exchange Agent for the Exchange Offer is:

                               JPMorgan Chase Bank
                                 (214) 468-6464

                        BY REGISTERED OR CERTIFIED MAIL:

                               JPMorgan Chase Bank
                          Institutional Trust Services
                                 P.O. Box 2320
                            Dallas, Texas 75221-2320
                             Attention: Beth Mullin

                          BY HAND OR OVERNIGHT COURIER:

                               JPMorgan Chase Bank
                          Institutional Trust Services
                          2001 Bryan Street, 9th Floor
                               Dallas, Texas 75201
                             Attention: Beth Mullin

             BY FACSIMILE TRANSMISSION (ELIGIBLE INSTITUTIONS ONLY):

                                 (214) 468-6494
                             Attention: Beth Mullin

                              Confirm by Telephone:
                                 (214) 468-6464

                      For information call (214) 468-6464.

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

      This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

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Ladies and Gentlemen:

      The undersigned hereby tenders to the Issuer, in accordance with its offer, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 of the letter of transmittal.

      The undersigned hereby tenders the Old Notes listed below:

  CERTIFICATE NUMBER(S)
 (IF KNOWN) OF OLD NOTES       AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
 OR ACCOUNT NUMBER AT DTC      AMOUNT REPRESENTED          AMOUNT TENDERED

                         ________________________________
                            PLEASE SIGN AND COMPLETE
                         ________________________________

_______________________________         _______________________________________

_______________________________         _______________________________________
Names of Registered Holder(s)           Signature(s) of Registered Holder(s) or
                                        Authorized Signatory
_______________________________

_______________________________         _______________________________________
Address                                 Dated:

_______________________________
Area Code and Telephone Number(s)

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      This notice of guaranteed delivery must be signed by the registered holder(s) of Old Notes exactly as the name(s) of such person(s) appear(s) on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Capacity:
________________________________________________________________________________

Address(es):

________________________________________________________________________________

________________________________________________________________________________

                                    GUARANTEE

                    (not to be used for signature guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, in each case that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agent Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the DTC described in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering -- Book-Entry Transfer" and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:_________________________      ____________________________________
                                                   (Authorized Signature)

Address:______________________________
         (Include ZIP Code)                  Name:______________________________

Area Code and Telephone Number:              Title:_____________________________
                                                   (Please Type or Print)
_______________________________              Date:______________________________

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      DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST
BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

      1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Old Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail, courier or overnight delivery. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or courier service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

      2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in the DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name as it appears on the security position listing as the owner of the Old Notes.

      If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name(s) of the participant appears on the DTC's security position listing.

      If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person's authority to so act.

      3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address or telephone number set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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